Exhibit 99.1

PRESS RELEASE

For immediate release

Alimentation couche-tard announces the monetization of ITS INTEREST IN crossamerica partners LP and AN ADDITIONAL exchange of assetS

Laval (Québec) Canada and Allentown, PA, United States, November 19, 2019 –  Alimentation Couche-Tard Inc. (“Couche-Tard” or the “Corporation”) (TSX: ATD.A ATD.B) and CrossAmerica Partners LP ("CrossAmerica" or the "Partnership")  (NYSE: CAPL) announced today that Couche‑Tard has sold all of its ownership interest in CrossAmerica to investment entities controlled by Joe Topper, the founder of CrossAmerica (formerly Lehigh Gas Partners) and a current member of the board of directors of its general partner, for an undisclosed amount. The CrossAmerica interests sold consist of 100% of the general partner interest, 100% of the incentive distribution rights and approximately 7.5 million CrossAmerica limited partner units. Concurrent with the sale announcement, Couche-Tard and CrossAmerica also announced today the signing of an additional asset exchange transaction agreement that will close in the coming months.

Monetization of Couche-Tard’s Interest in CrossAmerica

CrossAmerica, a master limited partnership, is a leading wholesale fuels distributor and convenience store lessor in the United States. As part of Couche-Tard’s acquisition of CST Brands, Inc. in July 2017, Couche-Tard acquired 100% of the membership interests of CrossAmerica GP LLC, the general partner of CrossAmerica, 100% of the incentive distribution rights in CrossAmerica, and approximately 6.9 million of CrossAmerica limited partner units. Following a strategic review, Couche-Tard decided to divest its entire ownership interest in CrossAmerica. This monetization transaction closed effective as of the date of this announcement.

Exchange Agreement between Couche-Tard and CrossAmerica

In connection with the monetization transaction, Couche-Tard and CrossAmerica also announced today the execution of an agreement for an additional asset exchange transaction between the two organizations. This new exchange includes a select portion of Couche-Tard’s U.S. dealer business and CrossAmerica’s ownership interest in CST Fuel Supply LP, as follows:

•	Couche-Tard will transfer U.S. wholesale fuel supply contracts covering 387 sites and 45 fee and leasehold properties to CrossAmerica; and
•	CrossAmerica will transfer its 17.5% limited partner interest ownership in CST Fuel Supply LP to Couche-Tard.

Couche-Tard will retain its dealer sites in California and those operated through its RDK joint venture as well as other strategic fuel wholesale assets across different parts of the country.

The exchange transaction is expected to close in the calendar first quarter of 2020 and has been approved by the Conflicts Committee of the board of directors of CrossAmerica’s general partner.

Brian Hannasch, President and CEO of Couche-Tard: “The sale of our interest in CrossAmerica benefits both parties and allows each to focus on growing their core businesses. As we complete the remaining exchange of assets with CrossAmerica, we will continue to look for opportunities for future exchanges which create value for our shareholders and CrossAmerica’s unitholders.”

Joe Topper, Chairman of the Board of Directors of CrossAmerica: “I am honored to once again lead CrossAmerica and to work with this exceptional team. The announcement of this most recent exchange of assets with Couche-Tard shows the tremendous growth opportunities for CrossAmerica and our ability to continue to increase value for our unitholders.”

Greenhill & Co. acted as the exclusive financial and strategic advisor to Couche-Tard on the transaction. Faegre Baker Daniels LLP acted as the legal advisor to Couche-Tard. Skadden, Arps, Slate, Meagher & Flom LLP acted as the legal advisor for the investment entities controlled by Joe Topper.

About Alimentation Couche-Tard Inc.

Couche-Tard is the leader in the Canadian convenience store industry. In the United States, it is the largest independent convenience store operator in terms of the number of company-operated stores. In Europe, Couche-Tard is a leader in convenience store and road transportation fuel retail in the Scandinavian countries (Norway, Sweden and Denmark), in the Baltic countries (Estonia, Latvia and Lithuania), as well as in Ireland and also has an important presence in Poland. For more information on Alimentation Couche-Tard Inc. or to consult its quarterly Consolidated Financial Statements and Management Discussion and Analysis, please visit: https://corpo.couche-tard.com.

About CrossAmerica Partners LP

CrossAmerica Partners LP is a leading wholesale distributor of motor fuels and owner and lessee of real estate used in the retail distribution of motor fuels. Formed in 2012, CrossAmerica Partners LP is a distributor of branded and unbranded petroleum for motor vehicles in the United States and distributes fuel to approximately 1,300 locations and owns or leases over 1,000 sites. With a geographic footprint covering 31 states, the Partnership has well-established relationships with several major oil brands, including ExxonMobil, BP, Shell, Chevron, Sunoco, Valero, Gulf, Citgo, Marathon and Phillips 66. CrossAmerica Partners LP ranks as one of ExxonMobil’s largest distributors by fuel volume in the United States and in the top 10 for additional brands. For additional information, please visit www.crossamericapartners.com.

Contacts:

Investor relations:

Alimentation Couche-Tard inc. : Jean Marc Ayas, Manager, Investor Relations

Tel: (450) 662-6632, ext. 4619

investor.relations@couche-tard.com

CrossAmerica Partners Investor relations contact: Randy Palmer

Tel: (210) 742-8316

randy.palmer@circlek.com

Cautionary Statement Regarding Forward-Looking Statements

The statements set forth in this press release, which describes Couche-Tard’s objectives, projections, estimates, expectations or forecasts, may constitute forward‑looking statements within the meaning of securities legislation. Positive or negative verbs such as "believe”, “can”, “shall”, “intend”, “expect”, "estimate”, “assume” and other related expressions are used to identify such statements. Couche-Tard would like to point out that, by their very nature, forward-looking statements involve risks and uncertainties such that its results, or the measures it adopts, could differ materially from those indicated in or underlying these statements, or could have an impact on the degree of realization of a particular projection. Major factors that may lead to a material difference between Couche‑Tard’s actual results and the projections or expectations set forth in the forward-looking statements include the effects of the integration of acquired businesses and the ability to achieve projected synergies, fluctuations in margins on motor fuel sales, competition in the convenience store and retail motor fuel industries, exchange rate variations, and such other risks as described in detail from time to time in the reports filed by Couche-Tard with securities authorities in Canada and the United States. Unless otherwise required by applicable securities laws, Couche-Tard disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking information in this release is based on information available as of the date of the release.

Statements contained in this release that state CrossAmerica’s or management’s expectations or predictions of the future are forward-looking statements. The words “believe,” “expect,” “should,” “intends,” “estimates,” “target” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see CrossAmerica’s annual reports on Form 10-K, quarterly reports on Form 10-Q and other reports filed with the Securities and Exchange Commission, and available on CrossAmerica’s website at www.crossamericapartners.com. CrossAmerica undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.